EX-23.2

                               CONSENT OF COUNSEL

                              Brian F. Faulkner
                       A Professional Law Corporation
                       27127 Calle Arroyo, Suite 1923
                    San Juan Capistrano, California 92675
                               (949) 240-1361


July 1, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Synthetic Turf Corporation of America - Form S-8 POS

Dear Sir/Madame:

I have acted as counsel to Synthetic Turf Corporation of America, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of twenty million (20,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 3). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.